Exhibit 99.2

 ASSET EXCHANGE  SUPPLEMENTAL INFORMATION  February 23, 2026

 Asset Exchange Supplemental Information  2  Statement Regarding Safe Harbor for Forward-Looking Statements  Investors are cautioned that all statements herein that relate to the future involve risks and uncertainties and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of the Company’s forward-looking statements here and in other publications may turn out to be wrong.  Non-GAAP Financial Measures  This material contains financial measures that are not prepared in accordance with United States generally accepted accounting principles (GAAP). The Appendix contains reconciliations of these non-GAAP financial measures to the closest GAAP measures. Management believes these non-GAAP measures are commonly used by investors to evaluate the Company’s performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing business performance from period to period and anticipated performance. Additionally, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that many factors impact reported results, and the adjustments in these non-GAAP measures do not account for all such factors. Furthermore, these non-GAAP measures may not be comparable to similarly titled measures used by other companies.  Results and Trends  Results and trends described in this Supplemental Information may not necessarily be indicative of the Company’s future performance.

ASSET EXCHANGE IMPROVES PRODUCT MIX, MARGIN PROFILE AND EARNINGS DURABILITY

TAX-EFFICIENT ENHANCEMENT OF OUR CORE AGGREGATES PORTFOLIO

$3.0B of Divestiture Assets Used As Consideration…

- N. Texas Cement
- N. Texas Ready Mix Concrete



…for ~20M Tons

Of High-Margin Annual Aggregates Production in Targeted Geographies


British Columbia

+ $450 Million Cash

DIVESTITURE VALUE (net of cash taxes)	ACQUISITION VALUE
$2.8B	$2.6B

STRATEGIC RATIONALE

- **Expands geographic diversification** and complements existing differentiated Central Division footprint
- **Reduces cyclical product exposure** while simultaneously **enhancing contribution from secular aggregates product line**
- **Meaningful synergies** expected through unit EBITDA normalization
- **Structured land and mineral exchange under Section 1031** of the Internal Revenue Code **enhances tax efficiency**
- **Maintains balance sheet strength** for future growth

AGGREGATES CONTRIBUTION TO REPORTABLE SEGMENT GROSS ROFIT

Start of SOAR 2025		End of SOAR 2025
~75%	VS.	~90%
For the year ended December 31, 2020		Giving effect as if Transactions[1] all closed on January 1, 2025

1. Premier Magnesia, LLC (Premier) acquisition, the asset exchange with Quikrete Holdings, Inc. (QUIKRETE) and the acquisition of Minnesota aggregates and FOB asphalt assets from CRH, are collectively referred to as the "Transactions".

Asset Exchange Supplemental Information 3

2026 GUIDANCE UPDATED TO REFLECT NET PORTFOLIO ACTIONS

2026 UPDATED GUIDANCE[1]	2026 CONSENSUS
$7.16B Revenues	**$6.89B** Revenues[3]
$2.43B Adjusted EBITDA From Continuing Operations[2]	**$2.43B** Adjusted EBITDA[3]

2026 UPDATED AGGREGATES GUIDANCE[1]	2026 ORGANIC AGGREGATES GUIDANCE
222M Shipment Tons +12.0%[4]	**202M** Organic Shipment Tons +2.0%[4]
$23.89 Average Selling Price (ASP) +2.5%[4] *(Inclusive of 250-basis-point acquisition headwinds)*	**$24.47** Organic ASP +5.0%[4]

1. 2026 Updated Guidance reflects continuing operations and includes estimated contributions from the Transactions as of their respective closing dates.
2. Non-GAAP financial measure. A reconciliation for 2026 Adjusted EBITDA from continuing operations guidance is not available without unreasonable effort due to the inherent difficulty in forecasting and quantifying the individual impacts of various purchase accounting adjustments and acquisition, divestiture and integration-related expenses, as well as comparable GAAP measures and related adjustments that would be necessary for such a reconciliation.
3. Reflects FactSet mean consensus estimates as of February 22, 2026.
4. Volume changes are in comparison to 2025 shipments of 198.5 million tons and ASP changes are in comparison to 2025 ASP of $23.30 per ton.

Martin Marietta

Asset Exchange Supplemental Information 4

 Asset Exchange Supplemental Information  5  EXPANSIVE, DIVERSE COAST-TO-COAST FOOTPRINT WITH PREMIER POSITIONS IN HIGH-GROWTH MARKETS  ~85 Years of Reserves  based on 2025 production levels2  450+  Aggregates quarries, mines, and yards2  Reflects annualized estimate of 2025 Building Materials Revenues by Destination giving effect as if the Transactions closed on January 1, 2025.  Reflects number of active aggregates quarries, mines and yards as of December 31, 2025, giving effect as if the Transactions closed on January 1, 2025.  Annualized Estimate of 2025 Building Materials Revenues by Destination1  Production and Sales  Sales  TX  18%  CA  6%  MN  6%  AZ  4%  FL  5%  AL GA  1% 6%  LA  1%  <1%  UT  <1%  WA  <1%  MS  <1%  DE <1%  MD 2%  NOVA SCOTIA  <1%  BAHAMAS  <1%  WY  <1%  CO  9%  NE  2%  KS  2%  IA  4%  MO  5%  IN OH  3% 1%  KY  PA  <1%  WV VA  <1% 2%  OK  2%  AR  <1%  TN 3%  NC 11%  SC  4%  BRITISH COLUMBIA 2%

ASSET EXCHANGE CONCLUDES SOAR 2025

Organic Growth Highlights

Price / Cost Spread

TARGET:
200 BPS
Price / Cost Spread

ACHIEVED:
208 BPS
Price / Cost Spread ✓

Growth Capex

Bridgeport Plant Capacity and Automation

3 Million
Annual Tons ✓

Inorganic New Market Expansion


Current Footprint
SOAR 2025 Target Market

SOAR 2025
TOTAL SHAREHOLDER RETURNS

GOAL 100% → **ACHIEVED 126%** ✓

Martin Marietta
Asset Exchange Supplemental Information 6